UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2005

SCS Transportation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri		64111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-960-3664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2005, the Compensation Committee of the Board of Directors of SCS Transportation, Inc. (the "Company") approved certain Employee Nonqualified Stock Options pursuant to the SCS Transportation, Inc. 2003 Omnibus Incentive Plan (the "Plan"). The form of Employee Nonqualified Stock Option Agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01. The following description of the Employee Nonqualified Stock Option Agreement is qualified in its entirety by reference to the form of Employee Nonqualifed Stock Option Agreement as attached hereto:
The Plan permits the Compensation Committee to grant stock option awards to eligible employees, including the executive officers of the Company, from time to time. A total of 44,540 stock options were awarded to executive management of the Company and its operating subsidiaries. The stock options have a 7 year term, vest 100 percent after 3 years and have an exercise price of $23.00, equal to the closing market price of SCST common stock as reported by NASDAQ on the date of grant. The following table sets forth the option grants to the Named Executive Officers.
Executive Officer Amount
H. A. Trucksess, III 9,840
Richard D. O’Dell 5,880
Paul J. Karvois 4,560
James J. Bellinghausen 2,450
David J. Letke 2,120
John P. Burton 1,310
In addition, on February 3, 2005 the Compensation Committee approved SCS Transportation’s 2004 annual incentive plan payments to Named Executive officers. SCS Transportation’s 2004 incentive plan was structured to provide cash incentives to key employees based on the achievement of key corporate, business unit (for business unit employees) and individual objectives. Under the plan, funding pools are created at the corporate and business unit levels based on overall company and business unit performance on selected financial goals. For 2004, the corporate goals under the plan were net income and return on capital. The 2004 business unit goals for Jevic and Saia were operating income and return on capital. The plan is structured with target awards set near the market 50th percentile, with an opportunity to achieve upper quartile payouts for outstanding performance.
Actual annual incentives paid to the Named Executive Officers of the holding company for 2004 were generally below target, since overall corporate performance was below target. Actual annual incentive payout for the Saia Named Executive Officer was slightly above target as a result of Saia’s performance relative to plan objectives. There was no incentive payout for the Named Executive Officer at Jevic as performance was below minimum plan objectives. The following table sets forth the actual annual incentives for 2004 to be paid to the Named Executive Officers in 2005.
Executive Officer Amount
H.A. Trucksess, III $ 263,344
Richard D. O’Dell 154,649
Paul J. Karvois —
James J. Bellinghausen 72,527
David J. Letke 49,134
John P. Burton 48,718
The Compensation Committee also approved changes in certain executive perquisites to reflect the median competitive levels recommended by outside compensation consultants. The Compensation Committee approved increases in financial/legal planning allowance and executive life insurance perquisites for the Company’s Named Executive Officers and a decrease in the car allowance for Mr. Karvois. The Compensation Committee also approved an increase in Mr. Karvois base salary of $7,200 (2.4 percent), equal to the annual reduction in his car allowance perquisite. There were no other changes to base salary of Named Executive Officers.

Item 9.01. Financial Statements and Exhibits.

10.1 Form of Employee Nonqualified Stock Option Agreement under SCS Transportation, Inc. 2003 Omnibus Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS Transportation, Inc.

February 9, 2005	By:	James J. Bellinghausen

Name: James J. Bellinghausen
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employee Nonqualified Stock Option Agreement under SCS Transportation, Inc. 2003 Omnibus Incentive Plan